UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Dividend Capital Total Realty Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	30-0309068
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-125338

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class to be so Registered

Shares of common stock of Dividend Capital Total Realty Trust Inc., par value $0.01 per share

Item 1. Description of Registrant’s Securities to be Registered.

        Dividend Capital Total Realty Trust Inc. (the “Registrant”) hereby incorporates herein the description of the Registrant’s common stock, $0.01 par value per share by reference to the “Description of Capital Stock” section of the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on January 27, 2006 (Registration No. 333-125338) and all amendments to such registration statement subsequently filed with the Securities and Exchange Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

        The exhibits to this registration statement on Form 8-A are listed in the Exhibit Index and are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

April 30, 2007	By:	/s/ Marc J. Warren
		Name:	Marc J. Warren
		Title:	President

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
3.1	Dividend Capital Total Realty Trust Inc. Amended and Restated Charter (included in the Registration Statement on Form S-11 filed on May 27, 2005 and incorporated herein by reference).

3.2	Dividend Capital Total Realty Trust Inc. Bylaws (included in the Registration Statement on Form S-11 filed on May 27, 2005 and incorporated herein by reference).

4.1	Form of Subscription Agreement (included in the Registration Statement on Form S-11 filed on April 30, 2007 and incorporated herein by reference).

4.2	Amended and Restated Distribution Reinvestment Plan (included in the Registration Statement on Form S-11 filed on April 30, 2007 and incorporated herein by reference).